Exhibit 99.2

FINANCIAL STATEMENTS OF

TECHWELL, INC.

AS OF MARCH 31, 2010

AND FOR THE THREE MONTHS THEN ENDED

TECHWELL, INC.

CONDENSED UNAUDITED AND UNREVIEWED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value amount)

	March 31, 2010	December 31, 2009
ASSETS

Current assets:
Cash and cash equivalents	$12,408	$6,404
Short-term investments	50,214	53,093
Accounts receivable	1,547	926
Inventory	7,900	7,937
Deferred income tax assets	629	652
Prepaid expenses and other current assets	2,107	2,066

Total current assets	74,805	71,078
Property and equipment, net	897	1,033
Long-term investments	32,448	34,967
Deferred income tax assets	4,944	4,796
Purchased intangibles, net	2,850	2,996
Other assets	342	557

TOTAL ASSETS	$116,286	$115,427

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,475	$5,529
Accrued liabilities	6,133	6,009

Total current liabilities	9,608	11,538

Other non-current liabilities	325	72

Total liabilities	9,933	11,610

Contingencies (see Note 10)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 shares authorized and no shares issued and outstanding	—	—
Common stock, $0.001 par value; 250,000 shares authorized; 22,177 shares and 21,958 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	22	22
Additional paid-in capital	89,932	87,594
Retained earnings	16,301	15,989
Accumulated other comprehensive income	98	212

Total stockholders’ equity	106,353	103,817

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$116,286	$115,427

See accompanying notes to condensed unaudited and unreviewed consolidated financial statements.

TECHWELL, INC.

CONDENSED UNAUDITED AND UNREVIEWED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009

Revenue	$20,132	$10,339
Cost of revenue	8,017	4,101

Gross profit	12,115	6,238
Operating expenses:
Research and development	5,362	4,314
Selling, general and administrative	5,926	3,533

Total operating expenses	11,288	7,847

Income (loss) from operations	827	(1,609)
Interest income	308	368

Income (loss) before income taxes	1,135	(1,241)
Income tax provision (benefit)	823	(544)

Net income (loss)	$312	$(697)

Net income (loss) per share:
Basic	$0.01	$(0.03)
Diluted	$0.01	$(0.03)

Weighted average shares used in computing net income (loss) per share:
Basic	22,092	21,383
Diluted	22,726	21,383

See accompanying notes to condensed unaudited and unreviewed consolidated financial statements.

TECHWELL, INC.

CONDENSED UNAUDITED AND UNREVIEWED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2010	2009

Cash flows from operating activities:

Net income (loss)	$312	$(697)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	324	182
Stock-based compensation	2,136	1,844
Tax benefit from employee equity incentive plan	331	21
Put option (gain) loss	(103)	304
Gain (loss) from trading securities	103	(304)
Changes in assets and liabilities:
Accounts receivable	(621)	(1,012)
Inventory	37	521
Prepaid expenses and other current assets	(144)	128
Other assets	215	9
Deferred income tax assets	(125)	(936)
Accounts payable	(2,058)	(234)
Accrued liabilities	110	(311)
Other non-current liabilities	189	(14)

Net cash provided by (used for) operating activities	706	(499)

Cash flows from investing activities:
Purchase of property and equipment	(38)	(57)
Purchase of investments	(24,027)	(10,634)
Proceeds from maturities of investments	29,492	5,345

Net cash provided by (used in) investing activities	5,427	(5,346)

Cash flows from financing activities:
Proceeds from exercise of stock options	320	26
Repurchases of common stock upon release of stock awards	(449)	(226)

Net cash used in financing activities	(129)	(200)

Net increase (decrease) in cash and cash equivalents	6,004	(6,045)
Cash and cash equivalents at beginning of period	6,404	44,485

Cash and cash equivalents at end of period	$12,408	$38,440

See accompanying notes to condensed unaudited and unreviewed consolidated financial statements.

TECHWELL, INC.

NOTES TO CONDENSED UNAUDITED AND UNREVIEWED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—The Company and Basis of Presentation

The Company

Techwell, Inc. (“Techwell” or the “Company”) was incorporated in California in 1997 and reincorporated in Delaware in 2006. The Company is a fabless semiconductor company that designs, markets and sells mixed signal integrated circuits for two primary markets: security surveillance and automotive infotainment.

The Company’s headquarters is located in San Jose, California. The Company’s international offices include branch offices in South Korea and Taiwan and subsidiaries in China and Japan. These offices provide marketing support to customers. The China and Japan offices are also involved in product development.

Basis of Presentation

The accompanying condensed unaudited and unreviewed consolidated financial statements of the Company have been prepared without audit in accordance with the rules and regulations of the Securities and Exchange Commission. The accompanying financial statements and notes were not reviewed by the independent registered public accounting firm of the Company.

In the opinion of management, the accompanying condensed unaudited and unreviewed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary to summarize fairly the Company’s financial position, results of operations and cash flows for the interim periods presented. The operating results for the three months ended March 31, 2010 are not necessarily indicative of the results that may be expected for the year ended December 31, 2010 or for any other future period.

In June 2009, the Financial Accounting Standards Board (“FASB”) established the Accounting Standards Codification (“Codification”), as the source of authoritative GAAP recognized by the FASB. The Codification was effective in the first interim and annual periods ending after September 15, 2009 and had no effect on the Company’s consolidated financial statements.

Principles of Consolidation

The condensed unaudited and unreviewed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. The Company reports its financial results on a calendar fiscal year.

Use of Estimates

The preparation of condensed unaudited and unreviewed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the condensed unaudited and unreviewed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Certain Significant Risks and Uncertainties

The Company operates in a dynamic high technology industry and changes in any of the following areas could have a material adverse effect on the Company’s financial position and results of operations: unpredictable volume and timing of customer orders, which are not fixed by contract; loss of one or more of its customers; decrease in the overall average selling prices of its products; changes in the relative sales mix of its products; changes in its cost of finished goods; the quality and timely service of third-party vendors that manufacture, assemble and test the Company’s products; the Company’s customers’ sales outlook, purchasing patterns and inventory adjustments based on demand and general economic conditions; product obsolescence and the Company’s ability to manage product transitions; the Company’s ability to successfully develop, introduce and sell new or enhanced products in a timely manner; and the timing of new product announcements or introductions by the Company or by its competitors.

Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) consists of net unrealized gains (losses) on available-for-sale investments. The change in unrealized gains on investments, net of tax, for the three months ended March 31, 2010 was a decrease of $0.1 million. The change in unrealized losses on investments, net of tax, for the three months ended March 31, 2009 was an increase of $0.2 million. Total comprehensive income for the three months ended March 31, 2010 was $0.4 million. Total comprehensive loss for the three months ended March 31, 2009 was $0.9 million.

Note 2—Stock-Based Compensation

The Company has equity incentive plans under which it may grant stock options, restricted stock awards, stock units and stock appreciation rights to employees, consultants and directors. Currently, the Company is granting stock options, restricted stock awards, stock units and stock appreciation rights under its 2006 stock incentive plan (“Plan”) which was adopted by the Board of Directors in November 2005. At March 31, 2010, the total number of shares available for issuance under the Plan was 2.4 million. Stock options and awards granted under the Plan have a contractual term of up to ten years, generally vest over four years at the rate of 25 percent on the one-year anniversary of the vesting commencement date and ratably each month thereafter and are exercisable under conditions determined by the Board of Directors or committee thereof as permissible under the terms of the Plan.

For the three months ended March 31, 2010 and 2009, stock-based compensation expense includes compensation cost related to estimated fair values of stock options and awards granted after January 1, 2006 and stock-based compensation costs based on intrinsic value related to unvested stock options at January 1, 2006.

The following table summarizes the distribution of stock-based compensation expense (in thousands):

	Three Months Ended March 31,
	2010	2009
Cost of revenue	$146	$122
Research and development	1,124	900
Selling, general and administrative	866	822
Related tax-effect	(652)	(747)

Total costs and expenses	$1,484	$1,097

Total compensation cost attributable to activities capitalized into inventory was not significant in any period presented.

Note 3—Net Income (Loss) Per Share

Basic net income (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period excluding shares subject to repurchase. Diluted net income (loss) per common share reflects the effects of potentially dilutive securities, which consist of common stock options (calculated using the treasury stock method) and restricted awards and shares subject to repurchase. A reconciliation of shares used in the calculation of basic and diluted net income (loss) per share is as follows (in thousands):

	Three Months Ended March 31,
	2010	2009
Weighted average common shares outstanding	22,092	21,391
Weighted average shares subject to repurchase	—	(8)

Shares used to calculate basic net income (loss) per share	22,092	21,383
Effect of dilutive securities:
Common stock options and restricted awards and unvested common shares subject to repurchase or cancellations	634	—

Shares used to calculate diluted net income (loss) per share	22,726	21,383

For the three months ended March 31, 2010 and 2009, respectively, 0.8 million and 3.2 million shares associated with stock options and restricted awards outstanding and unvested shares subject to repurchase have been excluded from the weighted average number of common shares outstanding for the diluted net income (loss) per share computation as they are anti-dilutive.

Note 4—Income Taxes

In accounting for income taxes, the Company is required to estimate its current tax expense together with assessing temporary differences resulting from differing treatments of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities. Significant management judgment is required to assess the likelihood that its deferred tax assets will be recovered from future taxable income. As of March 31, 2010, the Company’s total deferred tax assets were principally comprised of research and other credit carryforwards, stock-based compensation and expense accruals.

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction, various states and foreign jurisdictions. The Company is currently under examination by the Internal Revenue Service for the tax years 2007 and 2008. The outcome of the examination is not known, and therefore, the Company is unable to estimate the effect of the audit to the Company’s financial position, results of operations or cash flows.

The Company’s effective tax rate is based on the estimated annual effective tax rate. The effective tax rate was 73% and 44% for the three months ended March 31, 2010 and 2009, respectively. For the three months ended March 31, 2010, the Company had a significant discrete tax expense related to acquisition related costs incurred in conjunction with the acquisition of the Company by Intersil Corporation of approximately $0.6 million that impacted the Company’s effective tax rate. In the three months ended March 31, 2010 and 2009 the effective tax rate differed from the statutory federal income tax rate primarily due to stock-based compensation, research and development credits and state income taxes.

Note 5—Financial Instruments

The Company’s investments consist of corporate bonds, US government agency securities, commercial paper and auction rate securities (“ARS”). Investments, with the exception of ARS which are currently classified as trading, are considered available-for-sale. With the exception of ARS, they are all carried at fair market value based on market quotes. The Company’s investment in ARS was intended to provide liquidity via an auction process that resets the applicable interest rate at predetermined calendar intervals, allowing investors to either roll over their holdings or gain immediate liquidity by selling such interests at par. During 2008, uncertainties in the credit markets affected all of the Company’s holdings in ARS investments and auctions for the Company’s investments in these securities failed to settle on their respective settlement dates. Consequently, the investments are not currently liquid and the Company will not be able to access these funds until a future auction of these investments is successful or a buyer is found outside of the auction process. All of the ARS investments were investment grade quality and were in compliance with the Company’s investment policy at the time of acquisition.

During the fourth quarter of 2008, the Company entered into an agreement with one of its investment providers, which currently holds its ARS and from whom it had purchased the ARS, to sell, at the Company’s discretion, at par value all of the ARS the Company currently holds back to the investment provider. The rights granted under the agreement represent a firm agreement, binding on both parties and legally enforceable, with the following characteristics: a) the agreement specifies all significant terms, including the quantity to be exchanged, the fixed price and the time of transaction and b) the agreement includes a disincentive for nonperformance that is sufficiently large to make performance probable. The enforceability of the agreement results in a put option and should be recognized as a free standing asset separate from the ARS. The put option does not meet the definition of a derivative instrument. Therefore, the Company has elected to measure the put option at fair value, based on authoritative guidance which permits an entity to elect the fair value option for recognized financial assets. As a result, realized gains and losses will be included in earnings in the period in which they arise.

In connection with the acceptance of the offer, the Company recorded $1.0 million as the fair value of the put option asset with a corresponding gain to interest income. Additionally, the Company transferred its ARS from investments classified as available-for-sale to trading. The transfer to trading reflects the Company’s intent to exercise the put option, whereas, prior to the agreement, the Company’s intent was to hold the ARS until the market recovered. Upon transfer to trading, the Company recognized a loss of $1.0 million, included in interest income, for the amount of unrealized loss not previously recognized in earnings. As a result of this transfer unrealized gains or losses will be included in earnings in future periods, and the Company anticipates future changes in fair value of the put option will approximate the fair value movement of the related ARS. The net impact of the change in fair value of the ARS and related put option to the Company’s operating results was nil for the three months ended March 31, 2010.

During the three months ended March 31, 2010, $1,025,000 of ARS was repurchased at par by the investment provider as part of the settlement. As of March 31, 2010, the remaining ARS investment balance of $5.4 million is classified as short-term investments on the condensed unaudited and unreviewed consolidated balance sheet because the sale of the ARS back to the investment provider was expected to occur in 2010.

Typically the fair value of ARS investments approximates par value due to the frequent resets through the auction process. While the Company continues to earn interest on its ARS investments at the maximum contractual rate, these investments are not currently trading and therefore do not currently have a readily determinable market value. Accordingly, the estimated fair value of ARS no longer approximates par value.

The Company has used a discounted cash flow model to determine the estimated fair value of its investment in ARS as of March 31, 2010. The assumptions used in preparing the discounted cash flow model include estimates for interest rates, estimates for discount rates using yields of comparable traded instruments adjusted for illiquidity and other risk factors, amount of cash flows and expected holding periods of the ARS. These inputs reflect the Company’s own assumptions about the assumptions market participants would use in pricing the ARS, including assumptions about risk, developed based on the best information available in the circumstances.

The put option is a free standing asset separate from the ARS, and represents the Company’s contractual right to require its investment provider to purchase the ARS at par at anytime. The Company values the put option based on amount of cash flows and expected holding periods of the related ARS, time value of money and the Company’s assessment of the credit worthiness of its investment provider.

The following is a summary of the Company’s available-for-sale securities as of March 31, 2010 (in thousands):

			Less than 12 Months	12 Months or Longer
	Amortized Cost	Unrealized Gains	Unrealized Losses	Unrealized Losses	Estimated Fair Value

Money market funds	$6,564	$—	$—	$—	$6,564
Corporate bonds	46,514	206	(58)	—	46,662
Treasuries and federal agencies	30,600	36	(8)	—	30,628

Total	$83,678	$242	$(66)	$—	$83,854

The following is a summary of the Company’s available-for-sale securities as of December 31, 2009 (in thousands):

			Less than 12 Months	12 Months or Longer
	Amortized Cost	Unrealized Gains	Unrealized Losses	Unrealized Losses	Estimated Fair Value

Money market funds	$1,746	$—	$—	—	$1,746
Corporate bonds	38,929	255	(64)	—	39,120
Municipal bonds	1,500	2	—	—	1,502
Treasuries and federal agencies	38,134	65	(46)	—	38,153
Commercial paper	2,991	—	—	—	2,991

Total	$83,300	$322	$(110)	$—	$83,512

As of March 31, 2010, the unrealized losses on our available-for-sale securities were insignificant in relation to total available-for-sale securities. Substantially all of our unrealized losses on our available-for-sale investments can be attributed to fair value fluctuations in an unstable credit environment. The Company considers the declines in market value of available-for-sale securities to be temporary in nature. When evaluating the investments for other-than-temporary impairment, the Company reviews factors such as the length of time and extent to which fair value has been below cost basis, the financial condition of the issuer and any changes thereto, and the Company’s intent to sell, or whether it is more likely than not we will be required to sell, the investment before recovery of the investment’s amortized cost basis. The Company believes that the unrealized losses are temporary and do not require an other-than-temporary impairment. During the three months ended March 31, 2010 and 2009, the Company did not recognize any other-than-temporary impairment charges on outstanding available-for-sale securities.

Effective January 1, 2008, the Company adopted the authoritative guidance for fair value measurements and the fair value option for financial assets and financial liabilities. The table below represents the fair value hierarchy of the Company’s financial instruments measured at fair value as of March 31, 2010 (in thousands):

	Total	Level 1	Level 2	Level 3
Money market funds	$6,564	$6,564	$—	$—
Corporate bonds	46,662	46,662	—	—
Treasuries and federal agencies	30,628	30,628	—	—
Put option	703	—	—	703
Auction rate securities	5,372	—	—	5,372

Total	$89,929	$83,854	$—	$6,075

Amount included in:
Cash and cash equivalents	$6,564	$6,564	$—	$—
Short-term investments	50,214	44,842	—	5,372
Long-term investments	32,448	32,448	—	—
Prepaid expenses and other current assets	703	—	—	703

Total	$89,929	$83,854	$—	$6,075

The following table provides a reconciliation of the beginning and ending balances for the assets measured at fair value using significant unobservable inputs (Level 3) (in thousands):

	Put Option	Auction Rate Securities
Balances as of December 31, 2009	$806	$6,294
Transfer out of level 3	$—	$(1,025)
Unrealized gains (losses) included in earnings	(103)	103

Balances as of March 31, 2010	$703	$5,372

Note 6—Details of Certain Balance Sheet Components

	March 31, 2010	December 31, 2009
	(in thousands)
Inventory:
Finished goods	$5,033	$5,649
Work-in-process	2,867	2,288

	$7,900	$7,937

Property and equipment, net:
Equipment	$2,197	$2,163
Software	824	820
Furniture and fixtures	338	337
Leasehold improvements	414	414

	3,773	3,734
Accumulated depreciation and amortization	(2,876)	(2,701)

	$897	$1,033

Accrued liabilities:
Accrued compensation	$1,412	$2,108
Customer advance	615	1,541
Income taxes payable	1,087	1,315
Professional service	1,868	17
Other	1,151	1,028

	$6,133	$6,009

Note 7—Segment Information

The Company currently operates in one reportable segment - the designing, marketing and selling of mixed signal integrated circuits for multiple video applications primarily for the security surveillance and automotive infotainment markets. The Company’s chief operating decision maker is the Chief Executive Officer.

The percentage of total revenue by geographic location is as follows:

	Three Months Ended March 31,
	2010	2009
China	51%	47%
South Korea	23	26
Taiwan	13	15
Japan	8	8
United States	3	2
Other	2	2

Total revenue	100%	100%

Revenue by product line are as follows (in thousands):

	Three Months Ended March 31,
	2010	2009
Security surveillance	$12,357	$7,489
Automotive infotainment	5,949	1,687
Consumer	1,808	1,156
Other (1)	18	7

Total revenue	$20,132	$10,339

(1)	Consists of contract development projects, early generation mixed signal semiconductors for digital video applications and PCI video decoder products.

The revenue and accounts receivable from customers representing 10% or more of total revenue and accounts receivable are as follows:

	Accounts Receivable at				Revenue
Customer	March 30, 2010		December 31, 2009		Three Months ended March 31,
					2010	2009
A	*	%	*	%	31%	36%
B	14		28		*	*
C	*		17		*	*
D	*		12		*	*
E	13		11		*	*
F	*		10		*	*
G	12		*		*	*
H	10		*		*	*

*	less than 10%

The following is a summary of long-lived assets by geographic region (in thousands):

	March 31, 2010	December 31, 2009
United States	$707	$828
China	94	94
Taiwan	39	48
Japan	26	29
South Korea	31	34

Total	$897	$1,033

Note 8—Related Party Transactions

One of the Company’s Board members is a partner in a law firm that provides services to the Company. The Company incurred fees of $6,000 and $7,000 from this law firm for legal services in the three months ended March 31, 2010 and 2009, respectively. The amount payable to this law firm was $6,000 and nil at March 31, 2010 and December 31, 2009, respectively.

Note 9—Other Intangible Assets

The following table summarizes the acquisition-related intangibles that were acquired and are being amortized as of March 31, 2010 (in thousands):

	As of March 31, 2010
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Developed technology	$1,400	$(133)	$1,267
In-process research and development	1,662	(79)	1,583

Total	$3,062	$(212)	$2,850

Developed technology and in-process research and development are currently being amortized over 5 years.

Amortization expense of acquisition-related intangible assets for the three months ended March 31, 2010 was $146,000.

Note 10—Contingencies

Indemnification Obligations

Subject to certain limitations, the Company is obligated to indemnify its current and former directors, officers and employees in connection with government inquiries and litigation. These obligations arise under the terms of the Company’s certificate of incorporation, its bylaws, applicable contracts, and Delaware and California law. The obligation to indemnify generally means that the Company is required to pay or reimburse the individuals’ reasonable legal expenses and possibly damages and other liabilities incurred in connection with these matters. Additionally, the Company has certain indemnification obligations to customers under its contract development projects with respect to any infringement of third-party patents and intellectual property rights by its products.

Other Legal Matters

The Company is currently not a party to any material legal proceedings. The Company may be named from time to time as a party to lawsuits in the normal course of its business. Litigation in general and intellectual property and securities litigation in particular, can be expensive and disruptive to normal business operations. Moreover, the results of legal proceedings are difficult to predict.

Note 11—Recent Accounting Pronouncements

FASB ASU 2010-06, “Fair Value Measurements and Disclosures (Topic 820) – Improving Disclosures about Fair Value Measurements”—In January 2010, the FASB issued guidance to improve the disclosures for Level 1, Level 2 and Level 3 fair value measurements. ASU 2010-06 requires new disclosures for significant transfers in and out of Level 1 and Level 2 fair value measurements, and separately report information about purchases, sales, issuances and settlements of Level 3 fair value measurements. ASU 2010-06 also updates ASC 820-10, Fair Value Measurements and Disclosures, to require an entity to provide fair value measurement disclosures for each class of assets and liabilities. Entities should also provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for Level 1 and Level 2 fair value measurements. ASU 2010-06 is currently effective, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements, which will be effective for interim and annual reporting periods beginning after December 15, 2010. This statement will have no impact on the Company’s consolidated results, but will result in additional disclosures on fair value measurements.

Note 12—Subsequent Event

On March 22, 2010, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Intersil Corporation (“Intersil”) and Navajo Merger Sub, Inc., an indirect wholly-owned subsidiary of Intersil (“Purchaser”), pursuant to which Purchaser would, subject to the terms and conditions of the Merger Agreement, to commence a cash tender offer to acquire all of the outstanding shares of Techwell common stock, par value $0.001 per share, and the associated preferred stock purchase rights (together with the Techwell Common Stock, the “Shares”). On April 27, 2010, Intersil completed its acquisition of Techwell. The acquisition was structured as a two-step transaction, consisting of the tender offer for the Shares at a price of $18.50 per share, without interest and less any applicable withholding or stock transfer taxes, followed by the merger of the Purchaser, with Techwell surviving as an indirect, wholly owned subsidiary of Intersil. Techwell’s common stock ceased to be traded on the NASDAQ Global Select Market on April 27, 2010.